TALLOWWOOD ISLE - FLORIDA

SUN

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

SECOND QUARTER 2021

LA HACIENDA - TEXAS

SUN OUTDOORS SAN DIEGO BAY- CALIFORNIA

INDIAN WELLS - CALIFORNIA

NEWS RELEASE
July 26, 2021

Sun Communities, Inc. Reports 2021 Second Quarter Results

Southfield, Michigan, July 26, 2021 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") communities, recreational vehicle ("RV") resorts and marinas, (collectively, the "properties"), today reported its second quarter results for 2021.

Financial Results for the Quarter and Six Months Ended June 30, 2021

For the quarter ended June 30, 2021, total revenues increased $300.6 million, or 99.1 percent, to approximately $603.9 million compared to $303.3 million for the same period in 2020. Net income attributable to common stockholders increased $51.9 million or 88.0 percent, to approximately $110.8 million, or $0.98 per diluted common share, compared to net income attributable to common stockholders of $58.9 million, or $0.61 per diluted common share, for the same period in 2020.

For the six months ended June 30, 2021, total revenues increased $432.3 million, or 70.5 percent, to $1.0 billion compared to approximately $613.6 million for the same period in 2020. Net income attributable to common stockholders increased $92.7 million or 216.5 percent, to approximately $135.6 million, or $1.22 per diluted common share, compared to net income attributable to common stockholders of $42.8 million, or $0.45 per diluted common share, for the same period in 2020.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations ("Core FFO")(1) for the quarter ended June 30, 2021, was $1.80 per diluted share and OP unit ("Share") as compared to $1.12 in the corresponding period in 2020, a 60.7 percent increase.

•Same Community(2) Net Operating Income ("NOI")(1) increased by 21.6 percent for the quarter ended June 30, 2021, as compared to the corresponding period in 2020.

•Home Sales Volume increased 89.5 percent to 1,158 homes for the quarter ended June 30, 2021, as compared to 611 homes in the same period in 2020.

•Acquisitions totaled $719.4 million during and subsequent to the quarter ended June 30, 2021, including 10 MH communities, two RV resorts and six marinas.
i

Gary Shiffman, Chief Executive Officer stated, "Sun's ongoing strong momentum continued through the second quarter, as we saw robust performance across RV, Manufactured Housing and Marinas. Our RV business is demonstrating the growing appeal of an RV vacation for consumers, marinas are in the midst of an active boating season and our results continue to track ahead of our underwriting, and in our manufactured housing business, we are benefiting from sustained demand for affordable housing. Furthermore, our RV forward bookings have continued to accelerate and we are pleased to again increase our guidance for the year."

Mr. Shiffman continued, "We have remained active in terms of new site deliveries and have more than 9,400 sites available for development, representing an attractive source of growth and value creation over time. We also deployed over $719 million in acquisitions, including six marinas as we begin to realize the meaningful consolidation opportunity we have in the marina industry. To support this ongoing growth, we are pleased to have received investment grade ratings and completed our inaugural unsecured bond issuance as we issued $600 million in senior unsecured notes. This additional financing option provides Sun enhanced financial flexibility to efficiently match fund our investment activities as we continue to realize compelling growth opportunities across all of our businesses."

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total MH and annual RV occupancy was 97.4 percent at June 30, 2021, compared to 97.3 percent at June 30, 2020, an increase of 10 basis points.

During the quarter ended June 30, 2021, MH and annual RV revenue producing sites increased by 583 sites, as compared to an increase of 851 revenue producing sites during the quarter ended June 30, 2020.

During the six months ended June 30, 2021, MH and annual RV revenue producing sites increased by 1,097 sites, as compared to an increase of 1,151 revenue producing sites during the six months ended June 30, 2020.

Same Community(2) Results

For the 405 MH and RV properties owned and operated by the Company since January 1, 2020, the following table reflects the NOI(1) percentage increases, in total and by segment, for the quarter and six months ended June 30, 2021:

	Quarter Ended June 30, 2021
	Total Same Community	MH	RV
Revenue	22.5%	6.9%	64.4%
Expense	24.7%	11.8%	41.9%
NOI	21.6%	5.4%	85.1%

	Six Months Ended June 30, 2021
	Total Same Community	MH	RV
Revenue	12.8%	6.0%	30.2%
Expense	15.2%	8.7%	24.2%
NOI	11.8%	5.1%	34.8%

Same Community adjusted occupancy(3) increased to 98.8 percent at June 30, 2021 from 97.2 percent at June 30, 2020.

Home Sales

During the quarter ended June 30, 2021, the Company sold 1,158 homes as compared to 611 homes in the same period in 2020, an increase of 89.5 percent. The Company sold 227 and 140 new homes for the quarters ended June 30, 2021 and 2020, respectively, an increase of 62.1 percent. Pre-owned home sales were 931 in the second quarter 2021 as compared to 471 in the same period in 2020, an increase of 97.7 percent.

During the six months ended June 30, 2021, the Company sold 1,993 homes as compared to 1,374 homes in the same period in 2020, an increase of 45.1 percent. The Company sold 376 and 259 new homes for the six months ended June 30, 2021 and 2020, respectively, an increase of 45.2 percent. Pre-owned home sales were 1,617 in the six months ended June 30, 2021 as compared to 1,115 in the same period in 2020, an increase of 45.0 percent.

Marina Results

Marina NOI was $62.8 million and $94.2 million for the quarter and six months ended June 30, 2021, respectively. Refer to page 15 for additional information regarding the marina portfolio operating results.

PORTFOLIO ACTIVITY

Acquisitions and Dispositions

During and subsequent to the quarter ended June 30, 2021, the Company acquired the following communities, resorts and marinas:

Property Name	Property Type	Sites, Wet Slips and Dry Storage Spaces	Development Sites	State / Province	Total Purchase Price (in millions)	Month Acquired
ThemeWorld RV Resort	RV	148	—	FL	$25.0	April
Sylvan Glen Estates(a)	MH	476	—	MI	24.0	April
Shelter Island Boatyard	Marina	55	N/A	CA	10.0	May
Lauderdale Marine Center	Marina	202	N/A	FL	340.2	May
Apponaug Harbor(b)	Marina	378	N/A	RI	6.6	June
Cabrillo Isle(c)	Marina	483	N/A	CA	46.9	June
Marathon Marina	Marina	147	N/A	FL	19.1	June
Subtotal		1,889	—		471.8

Acquisitions subsequent to quarter end
Allen Harbor	Marina	165	N/A	RI	4.0	July
Cisco Grove Campground & RV	RV	18	407	CA	6.6	July
Four Leaf Portfolio(d)	MH	2,714	171	MI / IN	215.0	July
Harborage Yacht Club	Marina	300	N/A	FL	22.0	July
Subtotal		3,197	578		247.6

Total acquisitions		5,086	578		$719.4
(a) In conjunction with the acquisition, the Company issued 240,000 Series J preferred OP units.
(b) Combined with an existing adjacent marina.
(c) Acquired in connection with Safe Harbor Marinas acquisition. Transfer of the marinas was contingent on receiving third party consent.
(d) Contains nine MH communities.

During and subsequent to the six months ended June 30, 2021 the Company acquired 28 properties totaling 7,666 sites, wet slips and dry storage spaces, and 578 sites for development for a total purchase price of $853.4 million.

Subsequent to the quarter ended June 30, 2021, the Company sold two MH communities located in Indiana and Missouri for $67.5 million. The assets and liabilities associated with the transaction were classified as held for sale on the Consolidated Balance Sheets as of June 30, 2021.

Construction Activity

During the quarter ended June 30, 2021, the Company completed the construction of over 100 sites in two ground-up developments and over 120 expansion sites in two MH communities and one RV resort.

Year to date June 30, 2021, the Company completed the construction of over 350 sites in three ground-up development and over 230 expansion sites in three MH communities and one RV resort.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of June 30, 2021, the Company had approximately $4.3 billion in debt outstanding. The weighted average interest rate was 3.5 percent and the weighted average maturity was 10.4 years. At June 30, 2021, the Company's net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.1 times. The Company had $103.5 million of unrestricted cash on hand.

Senior Unsecured Notes

On June 14, 2021, the Company received investment grade ratings of BBB and Baa3 with a stable outlook from S&P Global and Moody's, respectively.

On June 28, 2021, Sun Communities Operating Limited Partnership ("SCOLP"), the Company's operating partnership, issued $600.0 million of senior unsecured notes with an interest rate of 2.7 percent and a ten-year term, due 2031. The net proceeds from the offering were $592.4 million, after deducting underwriters' discount and estimated offering expenses.

Credit Agreement

On June 14, 2021, SCOLP, as borrower, and the Company, as guarantor, entered into a new credit agreement with certain lenders. The new credit agreement combines and replaces SCOLP's $750.0 million credit facility which was scheduled to mature May 21, 2023, and the $1.8 billion credit facility of the Company's marina subsidiary, Safe Harbor Marinas, LLC (the "Safe Harbor Facility") which was scheduled to mature on October 11, 2024. The Safe Harbor Facility was terminated in connection with the execution of the new credit agreement and all amounts due and outstanding were repaid on or prior to the date of the New Credit Agreement. The Company recognized a loss on extinguishment of debt in its Consolidated Statement of Operations related to the termination of these prior credit facilities of $0.2 million and $7.9 million, respectively.

Pursuant to the New Credit Agreement, SCOLP may borrow up to $2.0 billion under a revolving loan (the "New Credit Facility") to fund the business of SCOLP and all its subsidiaries. The New Credit Facility has a four-year term ending June 14, 2025. Subject to the satisfaction of certain conditions, the term may be extended for two additional six-month periods, and additional borrowings not to exceed $1.0 billion is permitted. However, the maturity date with respect to $500.0 million of available borrowing under the New Credit Facility is October 11, 2024, which may not be extended. The New Credit Facility bears interest at a floating rate based on the Adjusted Eurocurrency Rate or Australian Bank Bill Swap Bid Rate (BBSY), plus a margin which can range from 0.725 percent to 1.400 percent. As of June 30, 2021, the margin based on our credit ratings was 0.850 percent on the New Credit Facility. The Company had $190.3 million of borrowings on the New Credit Facility as of June 30, 2021.
v

Equity Transactions

Public Equity Offering

In May and June 2021, the Company completed the physical settlement of the remaining 4,050,000 shares offered under the forward sale agreement pursuant to the Company's March 2021 equity offering of 8,050,000 shares. Net proceeds of $539.7 million after deducting expenses related to the offering, were used to acquire assets and pay down the Safe Harbor Facility.

At the Market Offering Sales Agreements

In June 2021, the Company entered into an At the Market Offering (ATM) Sales Agreement (the "Sales Agreement") with certain sales agents, forward sellers, pursuant to which the Company may sell, from time to time, up to an aggregate gross sales price of $500.0 million of its common stock. No shares were sold during the quarter ending June 30, 2021 under the ATM program. Upon entering into the Sales Agreement, the Company simultaneously terminated its previous ATM sales agreement entered into in July 2017.

2021 GUIDANCE

The Company is providing revised or initial 2021 guidance for the following metrics:

		Previous Range	Revised Range
		FY 2021E	FY 2021E	3Q 2021E
Basic earnings per share		$1.68 - $1.84	$2.24 - $2.36	$0.90 - $0.96
Core FFO(1) per fully diluted Share		$5.92 - $6.08	$6.25 - $6.37	$2.00 - $2.06

	1Q21	2Q21	3Q21	4Q21
Seasonality of Core FFO(1) per fully diluted Share	20.0%	28.5%	32.1%	19.4%
Seasonality of Core FFO(1) per fully diluted Share is based off of the midpoint of full year guidance.

	Previous Range	Revised Range
	FY 2021E	FY 2021E	3Q 2021E
Same Community NOI(1) growth	7.5% - 8.5%	9.9% - 10.7%	11.2% - 12.0%

Guidance estimates include acquisitions completed through the date of this release and exclude any prospective acquisitions or capital markets activity.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Cautionary Statement Regarding Forward-Looking Statements."

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter results will be held on Tuesday, July 27, 2021 at 11:00 A.M. (ET). To participate, call toll-free (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through August 10, 2021 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13720116. The conference call will be available live on Sun Communities' website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of June 30, 2021, owned, operated, or had an interest in a portfolio of 569 developed MH, RV and marina properties comprising over 153,300 developed sites and nearly 41,300 wet slips and dry storage spaces in 39 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company's control. These risks, uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;
•changes in general economic conditions, the real estate industry and the markets in which the Company operates;
•difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•the Company's liquidity and refinancing demands;
•the Company's ability to obtain or refinance maturing debt;
•the Company's ability to maintain compliance with covenants contained in its debt facilities and its senior unsecured notes;
•availability of capital;

•changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars;
•the Company's ability to maintain rental rates and occupancy levels;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•increases in interest rates and operating costs, including insurance premiums and real property taxes;
•risks related to natural disasters such as hurricanes, earthquakes, floods and wildfires;
•general volatility of the capital markets and the market price of shares of the Company's capital stock;
•the Company's ability to maintain its status as a REIT;
•changes in real estate and zoning laws and regulations;
•legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•litigation, judgments or settlements;
•competitive market forces;
•the ability of purchasers of manufactured homes and boats to obtain financing; and
•the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
Berenberg Capital Markets	Keegan Carl	(646) 949-9052	keegan.carl@berenberg-us.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
Robert W. Baird & Co.	Wesley Golladay	(216) 737-7510	wgolladay@rwbaird.com
RBC Capital Markets	Brad Heffern	(512) 708-6311	brad.heffern@rbccm.com
UBS	Michael Goldsmith	(212) 713-2951	michael.goldsmith@ubs.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500
2nd Quarter 2021 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of June 30, 2021)

784
1,200
9,152
2,762
324
927
3,440
5,661
475
5,172
591
413
976
151
589
9,782
2,204
280
2,151
4,176
30,109
4,569
2,925
1,448
2,323
545
367
155
498
142
572
1,355
2,887
46,066
4,186
2,500
1,462
1,083
2,338
3,194
1,536
3,141
2,629
146
2,996
505
2,379
927 / 2,650
3,207
2,005 / 3,262
3,158 / 410
1,715
1,852 / 2,110
Total Number of Sites /
Wet Slips and Dry Storage Spaces: 194,562
Headquarters
MH & RV Sites (153,287)
Marina Wet Slips & Dry Storage Spaces (41,275)

2nd Quarter 2021 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Financial Information
Total revenues	$603,863	$442,015	$384,265	$400,514	$303,266
Net income	$120,849	$27,941	$9,818	$89,756	$63,355
Net income attributable to Sun Communities Inc. common stockholders	$110,770	$24,782	$7,586	$81,204	$58,910
Basic earnings per share*	$0.98	$0.23	$0.07	$0.83	$0.61
Diluted earnings per share*	$0.98	$0.23	$0.07	$0.83	$0.61

Cash distributions declared per common share*	$0.83	$0.83	$0.79	$0.79	$0.79

Recurring EBITDA(1)	$268,225	$190,830	$168,527	$199,321	$148,650
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$198,017	$135,925	$110,849	$165,209	$118,092
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$209,620	$141,036	$124,872	$162,624	$110,325
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.70	$1.22	$1.03	$1.63	$1.20
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.80	$1.26	$1.16	$1.60	$1.12

Balance Sheet
Total assets	$12,040,990	$11,454,209	$11,206,586	$8,335,717	$8,348,659
Total debt	$4,311,175	$4,417,935	$4,757,076	$3,340,613	$3,390,771
Total liabilities	$5,099,563	$5,101,512	$5,314,879	$3,791,922	$3,845,308

	Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Operating Information*
Properties	569	562	552	432	426

Manufactured home sites	97,448	96,876	96,688	95,209	94,232
Annual RV sites	28,807	28,441	27,564	26,817	26,240
Transient RV sites	27,032	26,295	25,043	23,728	22,360
Total sites	153,287	151,612	149,295	145,754	142,832
Marina wet slips and dry storage spaces	41,275	38,753	38,152	N/A	N/A

MH occupancy	96.7%	96.5%	96.6%	96.4%	96.5%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	97.4%	97.3%	97.3%	97.2%	97.3%

New home sales	227	149	156	155	140
Pre-owned home sales	931	686	626	555	471
Total home sales	1,158	835	782	710	611

	Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Revenue Producing Site Gains(5)
MH net leased sites	226	127	247	349	759
RV net leased sites	357	387	331	427	92
Total net leased sites	583	514	578	776	851
2nd Quarter 2021 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in thousands)

	June 30, 2021	December 31, 2020
Assets
Land	$2,412,629	$2,119,364
Land improvements and buildings	8,995,041	8,480,597
Rental homes and improvements	622,397	637,603
Furniture, fixtures and equipment	529,549	447,039
Investment property	12,559,616	11,684,603
Accumulated depreciation	(2,165,564)	(1,968,812)
Investment property, net	10,394,052	9,715,791
Cash, cash equivalents and restricted cash	119,612	92,641
Marketable securities	153,049	124,726
Inventory of manufactured homes	43,686	46,643
Notes and other receivables, net	262,333	221,650
Goodwill	448,317	428,833
Other intangible assets, net	295,663	305,611
Other assets, net	324,278	270,691
Total Assets	$12,040,990	$11,206,586
Liabilities
Secured debt	$3,457,734	$3,489,983
Unsecured debt	853,441	1,267,093
Distributions payable	98,429	86,988
Advanced reservation deposits and rent	290,913	187,730
Accrued expenses and accounts payable	214,200	148,435
Other liabilities	184,846	134,650
Total Liabilities	5,099,563	5,314,879
Commitments and contingencies
Temporary equity	285,603	264,379
Stockholders' Equity
Common stock	1,159	1,076
Additional paid-in capital	8,163,095	7,087,658
Accumulated other comprehensive income	5,197	3,178
Distributions in excess of accumulated earnings	(1,614,243)	(1,566,636)
Total Sun Communities, Inc. stockholders' equity	6,555,208	5,525,276
Noncontrolling interests
Common and preferred OP units	82,865	85,968
Consolidated variable interest entities	17,751	16,084
Total noncontrolling interests	100,616	102,052
Total Stockholders' Equity	6,655,824	5,627,328
Total Liabilities, Temporary Equity and Stockholders' Equity	$12,040,990	$11,206,586
2nd Quarter 2021 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2021	June 30, 2020	Change	% Change	June 30, 2021	June 30, 2020	Change	% Change
Revenues
Real property (excluding transient)	$328,907	$225,413	$103,494	45.9%	$626,984	$453,415	$173,569	38.3%
Real property - transient	76,998	25,714	51,284	199.4%	109,534	56,061	53,473	95.4%
Home sales	81,848	38,530	43,318	112.4%	134,047	79,117	54,930	69.4%
Service, retail, dining and entertainment	106,452	7,700	98,752	N/M	157,064	12,803	144,261	N/M
Interest	2,719	2,635	84	3.2%	5,350	4,985	365	7.3%
Brokerage commissions and other, net	6,939	3,274	3,665	111.9%	12,899	7,187	5,712	79.5%
Total Revenues	603,863	303,266	300,597	99.1%	1,045,878	613,568	432,310	70.5%
Expenses
Property operating and maintenance	129,961	70,804	59,157	83.6%	233,514	140,638	92,876	66.0%
Real estate tax	23,202	17,723	5,479	30.9%	45,610	34,899	10,711	30.7%
Home costs and selling	58,763	32,051	26,712	83.3%	100,353	66,090	34,263	51.8%
Service, retail, dining and entertainment	78,585	7,242	71,343	N/M	124,016	13,924	110,092	N/M
General and administrative	45,127	26,527	18,600	70.1%	83,330	51,876	31,454	60.6%
Catastrophic event-related charges, net	355	(566)	921	162.7%	2,769	40	2,729	N/M
Business combination, net	(201)	—	(201)	N/A	1,031	—	1,031	N/A
Depreciation and amortization	126,423	87,265	39,158	44.9%	249,727	170,954	78,773	46.1%
Loss on extinguishment of debt	8,108	1,930	6,178	320.1%	8,108	5,209	2,899	55.7%
Interest	37,681	31,428	6,253	19.9%	77,198	63,844	13,354	20.9%
Interest on mandatorily redeemable preferred OP units / equity	1,041	1,042	(1)	(0.1)%	2,077	2,083	(6)	(0.3)%
Total Expenses	509,045	275,446	233,599	84.8%	927,733	549,557	378,176	68.8%
Income Before Other Items	94,818	27,820	66,998	240.8%	118,145	64,011	54,134	84.6%
Gain / (loss) on remeasurement of marketable securities	27,494	24,519	2,975	12.1%	31,155	(4,128)	35,283	N/M
Gain / (loss) on foreign currency translation	(264)	10,374	(10,638)	(102.5)%	(239)	(7,105)	6,866	(96.6)%
Other expense, net(6)	(660)	(821)	161	19.6%	(1,759)	(1,793)	34	(1.9)%
Gain / (loss) on remeasurement of notes receivable	93	246	(153)	(62.2)%	469	(1,866)	2,335	N/M
Income from nonconsolidated affiliates	794	92	702	N/M	1,965	144	1,821	N/M
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	(115)	1,132	(1,247)	(110.2)%	(11)	(1,059)	1,048	(99.0)%
Current tax expense	(1,245)	(119)	(1,126)	N/M	(1,016)	(569)	(447)	78.6%
Deferred tax benefit / (expense)	(66)	112	(178)	N/M	81	242	(161)	(66.5)%
Net Income	120,849	63,355	57,494	90.7%	148,790	47,877	100,913	210.8%
Less: Preferred return to preferred OP units / equity	3,035	1,584	1,451	91.6%	5,899	3,154	2,745	87.0%
Less: Income attributable to noncontrolling interests	7,044	2,861	4,183	146.2%	7,339	1,899	5,440	286.5%
Net Income Attributable to Sun Communities, Inc.	$110,770	$58,910	$51,860	88.0%	$135,552	$42,824	$92,728	216.5%

Weighted average common shares outstanding - basic	112,082	95,859	16,223	16.9%	110,007	94,134	15,873	16.9%
Weighted average common shares outstanding - diluted	112,082	95,860	16,222	16.9%	112,593	94,525	18,068	19.1%

Basic earnings per share	$0.98	$0.61	$0.37	60.7%	$1.22	$0.45	$0.77	171.1%
Diluted earnings per share	$0.98	$0.61	$0.37	60.7%	$1.22	$0.45	$0.77	171.1%
N/M = Percentage change is not meaningful.
2nd Quarter 2021 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of June 30, 2021

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(1)	Issuance Price Per Unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	115,889	N/A	N/A	N/A	$3.32^

Convertible Securities
Common OP units	2,569	1.0000	2,569	N/A	Mirrors common shares distributions

Series A-1 preferred OP units	288	2.4390	703	$100	6.00%
Series A-3 preferred OP units	40	1.8605	75	$100	4.50%
Series C preferred OP units	306	1.1100	340	$100	5.00%
Series D preferred OP units	489	0.8000	391	$100	4.00%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Series F preferred OP units	90	0.6250	56	$100	3.00%
Series G preferred OP units	241	0.6452	155	$100	3.20%
Series H preferred OP units	581	0.6098	355	$100	3.00%
Series I preferred OP units	922	0.6098	562	$100	3.00%
Series J preferred OP units	240	0.6061	145	$100	2.85%
^ Annual distribution is based on the last quarterly distribution annualized.
(1)Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of June 30, 2021

Equity	Shares	Share Price*	Total
Common shares	115,889	$171.40	$19,863,375
Common OP units	2,569	$171.40	440,327
Subtotal	118,458		$20,303,702

Preferred OP units as converted	2,844	$171.40	487,462
Total diluted shares outstanding	121,302		$20,791,164

Debt
Secured debt			$3,457,734
Unsecured debt			853,441
Total debt			$4,311,175

Total Capitalization			$25,102,339
2nd Quarter 2021 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

2nd Quarter 2021 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$110,770	$58,910	$135,552	$42,824
Adjustments
Depreciation and amortization	126,227	87,296	249,303	171,048
Depreciation on nonconsolidated affiliates	31	19	61	19
(Gain) / loss on remeasurement of marketable securities	(27,494)	(24,519)	(31,155)	4,128
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	115	(1,132)	11	1,059
(Gain) / loss on remeasurement of notes receivable	(93)	(246)	(469)	1,866
Income attributable to noncontrolling interests	5,033	1,942	4,886	1,646
Preferred return to preferred OP units	478	—	958	1,000
Interest expense on Aspen preferred OP units	514	—	1,028	—
Gain on disposition of assets, net	(17,564)	(4,178)	(25,719)	(9,740)
FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$198,017	$118,092	$334,456	$213,850

Adjustments
Business combination expense and other acquisition related costs(7)	2,284	504	4,237	889
Loss on extinguishment of debt	8,108	1,930	8,108	5,209
Catastrophic event-related charges, net	364	(567)	2,778	39
Loss of earnings - catastrophic event-related	—	—	200	300
(Gain) / loss on foreign currency translation	264	(10,374)	239	7,105
Other expense, net	517	552	1,233	854
Deferred tax (benefits) / expenses	66	188	(81)	58
Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$209,620	$110,325	$351,170	$228,304

Weighted average common shares outstanding - basic	112,082	95,859	110,007	94,134
Add
Common stock issuable upon conversion of stock options	—	1	—	1
Restricted stock	580	305	372	390
Common OP units	2,577	2,448	2,586	2,430
Common stock issuable upon conversion of certain preferred OP units	1,174	—	1,180	815
Weighted Average Common Shares Outstanding - Fully Diluted	116,413	98,613	114,145	97,770

FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.70	$1.20	$2.93	$2.19

Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.80	$1.12	$3.08	$2.34

2nd Quarter 2021 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI(1)
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$110,770	$58,910	$135,552	$42,824
Interest income	(2,719)	(2,635)	(5,350)	(4,985)
Brokerage commissions and other revenues, net	(6,939)	(3,274)	(12,899)	(7,187)
General and administrative expense	45,127	26,527	83,330	51,876
Catastrophic event-related charges, net	355	(566)	2,769	40
Business combination expense, net	(201)	—	1,031	—
Depreciation and amortization	126,423	87,265	249,727	170,954
Loss on extinguishment of debt	8,108	1,930	8,108	5,209
Interest expense	37,681	31,428	77,198	63,844
Interest on mandatorily redeemable preferred OP units / equity	1,041	1,042	2,077	2,083
(Gain) / loss on remeasurement of marketable securities	(27,494)	(24,519)	(31,155)	4,128
(Gain) / loss on foreign currency translation	264	(10,374)	239	7,105
Other expense, net(6)	660	821	1,759	1,793
(Gain) / loss on remeasurement of notes receivable	(93)	(246)	(469)	1,866
Income from nonconsolidated affiliates	(794)	(92)	(1,965)	(144)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	115	(1,132)	11	1,059
Current tax expense	1,245	119	1,016	569
Deferred tax (benefit) / expense	66	(112)	(81)	(242)
Preferred return to preferred OP units / equity	3,035	1,584	5,899	3,154
Income attributable to noncontrolling interests	7,044	2,861	7,339	1,899
NOI(1)	$303,694	$169,537	$524,136	$345,845

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Real Property NOI(1)	$252,742	$162,600	$457,394	$333,939
Home Sales NOI(1)	23,085	6,479	33,694	13,027
Service, retail, dining and entertainment NOI(1)	27,867	458	33,048	(1,121)
NOI(1)	$303,694	$169,537	$524,136	$345,845

2nd Quarter 2021 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA(1)
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$110,770	$58,910	$135,552	$42,824
Adjustments
Depreciation and amortization	126,423	87,265	249,727	170,954
Loss on extinguishment of debt	8,108	1,930	8,108	5,209
Interest expense	37,681	31,428	77,198	63,844
Interest on mandatorily redeemable preferred OP units / equity	1,041	1,042	2,077	2,083
Current tax expense	1,245	119	1,016	569
Deferred tax (benefit) / expense	66	(112)	(81)	(242)
Income from nonconsolidated affiliates	(794)	(92)	(1,965)	(144)
Less: Gain on dispositions of assets, net	(17,564)	(4,178)	(25,719)	(9,740)
EBITDAre(1)	$266,976	$176,312	$445,913	$275,357
Adjustments
Catastrophic event-related charges, net	355	(566)	2,769	40
Business combination expense	(201)	—	1,031	—
(Gain) / loss on remeasurement of marketable securities	(27,494)	(24,519)	(31,155)	4,128
(Gain) / loss on foreign currency translation	264	(10,374)	239	7,105
Other expense, net(6)	660	821	1,759	1,793
(Gain) / loss on remeasurement of notes receivable	(93)	(246)	(469)	1,866
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	115	(1,132)	11	1,059
Preferred return to preferred OP units / equity	3,035	1,584	5,899	3,154
Income attributable to noncontrolling interests	7,044	2,861	7,339	1,899
Plus: Gain on dispositions of assets, net	17,564	4,178	25,719	9,740
Recurring EBITDA(1)	$268,225	$148,919	$459,055	$306,141

2nd Quarter 2021 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

2nd Quarter 2021 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Debt Outstanding
Mortgage term loans	$3,418,097	$3,430,420	$3,444,967	$3,191,380	$3,205,507
Collateralized term loan	39,637	42,510	45,016	47,546	50,006
Total secured debt	3,457,734	3,472,930	3,489,983	3,238,926	3,255,513
Senior unsecured notes	591,688	—	—	—	—
Line of credit and other debt	191,841	875,093	1,197,181	31,775	65,346
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Total unsecured debt	853,441	945,005	1,267,093	101,687	135,258
Total debt	$4,311,175	$4,417,935	$4,757,076	$3,340,613	$3,390,771

% Fixed / Floating
Fixed	94.7%	79.3%	74.0%	97.6%	96.6%
Floating	5.3%	20.7%	26.0%	2.4%	3.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage term loans	3.78%	3.78%	3.78%	3.88%	3.88%
Collateralized term loan	1.30%	1.29%	1.31%	1.31%	1.31%
Senior unsecured notes	2.70%	—%	—%	—%	—%
Line of credit and other debt(8)	0.93%	1.77%	2.11%	1.34%	2.57%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	5.93%
Total average	3.52%	3.39%	3.37%	3.86%	3.86%

Debt Ratios
Net Debt / Recurring EBITDA(1) (TTM)	5.1	6.1	6.9	5.0	4.8
Net Debt / Enterprise Value	16.8%	19.7%	21.4%	18.3%	17.8%
Net Debt / Gross Assets	29.6%	31.8%	35.5%	31.6%	29.7%

Coverage Ratios
Recurring EBITDA(1) (TTM) / Interest	5.6	5.0	4.9	4.8	4.5
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	5.5	4.8	4.8	4.6	4.4

Maturities / Principal Amortization Next Five Years	2021	2022	2023	2024	2025
Mortgage term loans
Maturities	$—	$82,155	$185,619	$315,330	$50,529
Principal amortization	30,083	61,411	60,788	57,344	53,933
Collateralized term loan	4,621	10,000	25,016	—	—
Line of credit and other debt	—	1,509	—	—	190,332
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	33,428	1,821
Preferred OP units - mandatorily redeemable	—	—	—	27,373	—
Total	$34,704	$155,075	$271,423	$433,475	$296,615

Weighted average rate of maturities	—%	4.46%	4.08%	4.47%	4.04%

2nd Quarter 2021 Supplemental Information     12          Sun Communities, Inc.

Same Community(2)
(amounts in thousands)

	Three Months Ended
	Total Same Community				MH				RV
	June 30, 2021	June 30, 2020	Change	% Change	June 30, 2021	June 30, 2020	Change	% Change	June 30, 2021	June 30, 2020	Change	% Change
Financial Information
Revenue
Real property (excluding transient)	$219,693	$205,449	$14,244	6.9%	$174,158	$166,473	$7,685	4.6%	$45,535	$38,976	$6,559	16.8%
Real property - transient	51,481	21,510	29,971	139.3%	362	173	189	109.2%	51,119	21,337	29,782	139.6%
Other	10,798	3,219	7,579	235.4%	4,869	1,130	3,739	330.9%	5,929	2,089	3,840	183.8%
Total Operating	281,972	230,178	51,794	22.5%	179,389	167,776	11,613	6.9%	102,583	62,402	40,181	64.4%
Expense
Property Operating(9)(10)	87,459	70,159	17,300	24.7%	44,984	40,226	4,758	11.8%	42,475	29,933	12,542	41.9%
Real Property NOI(1)	$194,513	$160,019	$34,494	21.6%	$134,405	$127,550	$6,855	5.4%	$60,108	$32,469	$27,639	85.1%

	Six Months Ended
	Total Same Community				MH				RV
	June 30, 2021	June 30, 2020	Change	% Change	June 30, 2021	June 30, 2020	Change	% Change	June 30, 2021	June 30, 2020	Change	% Change
Financial Information
Revenue
Real property (excluding Transient)	$435,054	$410,667	$24,387	5.9%	$346,900	$331,301	$15,599	4.7%	$88,154	$79,366	$8,788	11.1%
Real property - transient	76,883	49,869	27,014	54.2%	962	1,101	(139)	(12.6)%	75,921	48,768	27,153	55.7%
Other	17,793	9,071	8,722	96.2%	9,695	4,940	4,755	96.3%	8,098	4,131	3,967	96.0%
Total Operating	529,730	469,607	60,123	12.8%	357,557	337,342	20,215	6.0%	172,173	132,265	39,908	30.2%
Expense
Property Operating(9)(10)	159,973	138,879	21,094	15.2%	87,989	80,911	7,078	8.7%	71,984	57,968	14,016	24.2%
Real Property NOI(1)	$369,757	$330,728	$39,029	11.8%	$269,568	$256,431	$13,137	5.1%	$100,189	$74,297	$25,892	34.8%

2nd Quarter 2021 Supplemental Information     13          Sun Communities, Inc.

Same Community(2) (continued)

	As of
	June 30, 2021	June 30, 2020	Change	% Change
Other Information
Number of properties	405	405	—

MH occupancy	97.4%
RV occupancy	100.0%
MH & RV blended occupancy(3)	98.0%

Adjusted MH occupancy(3)	98.5%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.8%	97.2%	1.6%

Sites available for development	7,246	7,553	(307)

Monthly base rent per site - MH	$601	$583	$18	3.1%(12)
Monthly base rent per site - RV(11)	$527	$504	$23	4.7%(12)
Monthly base rent per site - Total(11)	$584	$565	$19	3.3%(12)
2nd Quarter 2021 Supplemental Information     14          Sun Communities, Inc.

Marina Summary
(amounts in thousands except for statistical data)

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
Financial Information
Revenues
Real property (excluding transient)	$61,914	$108,020
Real property - transient	4,257	5,125
Other	3,671	5,319
Total Operating	69,842	118,464
Expenses
Property Operating(a)	28,246	51,821
Real Property NOI	41,596	66,643
Service, retail, dining and entertainment
Service, retail, dining and entertainment revenue	82,238	126,592
Service, retail, dining and entertainment expense	61,017	99,026
Service, Retail, Dining and Entertainment NOI	21,221	27,566

Marina NOI	$62,817	$94,209

Other Information - Marinas		June 30, 2021
Number of properties(b)		114
Total wet slips and dry storage		41,275
(a) Marina results net $3.7 million and $6.3 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the quarter and six months ended June 30, 2021.
(b) Marina properties comprised of eight properties acquired in 2021 and 106 properties acquired in 2020.
2nd Quarter 2021 Supplemental Information     15          Sun Communities, Inc.

MH and RV Acquisitions and Other Summary(13)
(amounts in thousands except for statistical data)

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
Financial Information
Revenues
Real property (excluding transient)	$8,522	$15,820
Real property - transient	21,259	27,525
Other income	2,767	3,122
Total Operating	32,548	46,467
Expenses
Property Operating(a)	15,915	25,475
Real Property NOI	$16,633	$20,992

Other Information - MH and RVs		June 30, 2021
Number of properties		50
Occupied sites		5,474
Developed sites		6,322
Occupancy %		86.6%
Transient sites		8,122
(a) MH and RV Acquisitions and Other results net $1.1 million and $2.3 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the quarter and six months ended June 30, 2021.
2nd Quarter 2021 Supplemental Information     16          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Six Months Ended
	June 30, 2021	June 30, 2020	Change	% Change	June 30, 2021	June 30, 2020	Change	% Change
Financial Information
New Homes
New home sales	$34,761	$19,206	$15,555	81.0%	$57,733	$34,802	$22,931	65.9%
New home cost of sales	28,269	15,707	12,562	80.0%	46,943	28,317	18,626	65.8%
Gross Profit – new homes	6,492	3,499	2,993	85.5%	10,790	6,485	4,305	66.4%
Gross margin % – new homes	18.7%	18.2%	0.5%		18.7%	18.6%	0.1%
Average selling price – new homes*	$153,132	$137,186	$15,946	11.6%	$153,545	$134,371	$19,174	14.3%

Pre-owned Homes
Pre-owned home sales	$47,087	$19,324	$27,763	143.7%	$76,314	$44,315	$31,999	72.2%
Pre-owned home cost of sales	25,945	13,474	12,471	92.6%	44,529	30,896	13,633	44.1%
Gross Profit – pre-owned homes	21,142	5,850	15,292	261.4%	31,785	13,419	18,366	136.9%
Gross margin % – pre-owned homes	44.9%	30.3%	14.6%		41.7%	30.3%	11.4%
Average selling price – pre-owned homes*	$50,577	$41,028	$9,549	23.3%	$47,195	$39,744	$7,451	18.7%

Total Home Sales
Revenue from home sales	$81,848	$38,530	$43,318	112.4%	$134,047	$79,117	$54,930	69.4%
Cost of home sales	54,214	29,181	25,033	85.8%	91,472	59,213	32,259	54.5%
Home selling expenses	4,549	2,870	1,679	58.5%	8,881	6,877	2,004	29.1%
Home Sales NOI(1)	$23,085	$6,479	$16,606	256.3%	$33,694	$13,027	$20,667	158.6%

Statistical Information
New home sales volume*	227	140	87	62.1%	376	259	117	45.2%
Pre-owned home sales volume*	931	471	460	97.7%	1,617	1,115	502	45.0%
Total home sales volume*	1,158	611	547	89.5%	1,993	1,374	619	45.1%

2nd Quarter 2021 Supplemental Information     17          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Six Months Ended
	June 30, 2021	June 30, 2020	Change	% Change	June 30, 2021	June 30, 2020	Change	% Change
Financial Information
Revenues
Home rent	$17,060	$14,968	$2,092	14.0%	$34,082	$30,436	$3,646	12.0%
Site rent	18,649	18,591	58	0.3%	37,766	36,598	1,168	3.2%
Total	35,709	33,559	2,150	6.4%	71,848	67,034	4,814	7.2%

Expenses
Rental Program operating and maintenance	4,561	4,425	136	3.1%	9,785	9,248	537	5.8%
Rental Program NOI(1)	$31,148	$29,134	$2,014	6.9%	$62,063	$57,786	$4,277	7.4%

Other Information
Number of sold rental homes*	281	122	159	130.3%	492	356	136	38.2%
Number of occupied rentals, end of period*					10,951	11,785	(834)	(7.1)%
Investment in occupied rental homes, end of period					$601,798	$621,327	$(19,529)	(3.1)%
Weighted average monthly rental rate, end of period*					$1,076	$1,018	$58	5.7%

Rental Program NOI is included in Real Property NOI. Rental Program NOI is separately reviewed to assess the overall growth and performance of the Rental Program and its financial impact on the Company's operations.
2nd Quarter 2021 Supplemental Information     18          Sun Communities, Inc.

MH and RV Property Summary

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
FLORIDA
Properties	129	128	128	127	125
MH & Annual RV Developed sites(14)	40,171	40,011	39,803	39,517	39,241
Occupied MH & Annual RV(14)	39,402	39,283	39,063	38,743	38,453
MH & Annual RV Occupancy %(14)	98.1%	98.2%	98.1%	98.0%	98.0%
Transient RV sites	5,895	5,823	6,011	5,993	5,547
Sites for development	1,414	1,497	1,497	1,427	1,427
MICHIGAN
Properties	75	74	74	74	72
MH & Annual RV Developed sites(14)	29,600	29,092	29,086	29,086	27,901
Occupied MH & Annual RV(14)	28,671	28,145	28,109	28,033	27,191
MH & Annual RV Occupancy %(14)	96.9%	96.7%	96.6%	96.4%	97.5%
Transient RV sites	509	541	546	546	572
Sites for development	1,182	1,182	1,182	1,182	1,182
CALIFORNIA
Properties	36	36	35	34	32
MH & Annual RV Developed sites(14)	6,736	6,734	6,675	6,372	6,364
Occupied MH & Annual RV(14)	6,613	6,609	6,602	6,290	6,272
MH & Annual RV Occupancy %(14)	98.2%	98.1%	98.9%	98.7%	98.6%
Transient RV sites	2,416	2,418	2,231	2,236	1,978
Sites for development	127	127	373	373	264
TEXAS
Properties	25	24	24	24	23
MH & Annual RV Developed sites(14)	7,947	7,928	7,766	7,659	7,641
Occupied MH & Annual RV(14)	7,731	7,671	7,572	7,427	7,289
MH & Annual RV Occupancy %(14)	97.3%	96.8%	97.5%	97.0%	95.4%
Transient RV sites	1,835	1,773	1,810	1,917	1,590
Sites for development	1,194	1,275	1,378	1,378	565
ONTARIO, CANADA
Properties	16	16	15	15	15
MH & Annual RV Developed sites(14)	4,302	4,199	4,090	4,067	3,980
Occupied MH & Annual RV(14)	4,302	4,199	4,090	4,067	3,980
MH & Annual RV Occupancy %(14)	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	870	964	966	920	1,007
Sites for development	1,525	1,525	1,525	1,593	1,593
CONNECTICUT
Properties	16	16	16	16	16
MH & Annual RV Developed sites(14)	1,901	1,897	1,897	1,898	1,898
Occupied MH & Annual RV(14)	1,757	1,746	1,739	1,736	1,735
MH & Annual RV Occupancy %(14)	92.4%	92.0%	91.7%	91.5%	91.4%
Transient RV sites	104	108	108	107	107
Sites for development	—	—	—	—	—
ARIZONA
Properties	14	14	14	13	13
MH & Annual RV Developed sites(14)	4,401	4,391	4,323	4,274	4,259
Occupied MH & Annual RV(14)	4,116	4,101	4,030	3,957	3,932
MH & Annual RV Occupancy %(14)	93.5%	93.4%	93.2%	92.6%	92.3%
Transient RV sites	1,260	1,270	1,337	1,386	1,401
Sites for development	—	—	—	—	—

2nd Quarter 2021 Supplemental Information     19          Sun Communities, Inc.

MH and RV Property Summary

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
MAINE
Properties	13	13	13	7	7
MH & Annual RV Developed sites(14)	2,204	2,190	2,190	1,092	1,074
Occupied MH & Annual RV(14)	2,127	2,119	2,121	1,089	1,069
MH & Annual RV Occupancy %(14)	96.5%	96.8%	96.8%	99.7%	99.5%
Transient RV sites	792	805	805	819	837
Sites for development	30	30	30	30	30
INDIANA
Properties	12	12	12	11	11
MH & Annual RV Developed sites(14)	3,087	3,087	3,087	3,087	3,087
Occupied MH & Annual RV(14)	2,970	2,961	2,950	2,957	2,961
MH & Annual RV Occupancy %(14)	96.2%	95.9%	95.6%	95.8%	95.9%
Transient RV sites	1,089	1,089	1,089	534	534
Sites for development	277	277	277	277	277
COLORADO
Properties	10	10	10	10	10
MH & Annual RV Developed sites(14)	2,453	2,453	2,453	2,453	2,441
Occupied MH & Annual RV(14)	2,420	2,395	2,380	2,365	2,327
MH & Annual RV Occupancy %(14)	98.7%	97.6%	97.0%	96.4%	95.3%
Transient RV sites	987	962	962	930	574
Sites for development	1,225	1,250	1,250	1,282	1,566
NEW HAMPSHIRE
Properties	10	10	10	10	10
MH & Annual RV Developed sites(14)	1,777	1,776	1,777	1,833	1,827
Occupied MH & Annual RV(14)	1,769	1,769	1,767	1,822	1,816
MH & Annual RV Occupancy %(14)	99.5%	99.6%	99.4%	99.4%	99.4%
Transient RV sites	602	456	460	404	410
Sites for development	151	151	151	151	151
NEW YORK
Properties	10	10	9	9	9
MH & Annual RV Developed sites(14)	1,457	1,452	1,419	1,414	1,403
Occupied MH & Annual RV(14)	1,428	1,415	1,380	1,371	1,358
MH & Annual RV Occupancy %(14)	98.0%	97.5%	97.3%	97.0%	96.8%
Transient RV sites	1,684	1,689	1,422	900	911
Sites for development	371	371	371	371	371
OHIO
Properties	9	9	9	9	9
MH & Annual RV Developed sites(14)	2,797	2,797	2,790	2,790	2,778
Occupied MH & Annual RV(14)	2,770	2,760	2,755	2,758	2,736
MH & Annual RV Occupancy %(14)	99.0%	98.7%	98.7%	98.9%	98.5%
Transient RV sites	128	128	135	135	147
Sites for development	22	22	22	22	22
OTHER STATES
Properties	80	80	77	73	74
MH & Annual RV Developed sites(14)	17,422	17,310	16,896	16,484	16,578
Occupied MH & Annual RV(14)	16,934	16,796	16,394	15,977	16,046
MH & Annual RV Occupancy %(14)	97.2%	97.0%	97.0%	96.9%	96.8%
Transient RV sites	8,861	8,269	7,161	6,901	6,745
Sites for development	1,925	1,969	1,969	2,044	2,294

2nd Quarter 2021 Supplemental Information     20          Sun Communities, Inc.

MH and RV Property Summary

	6/30/2021		3/31/2021	12/31/2020	9/30/2020	6/30/2020
TOTAL - MH AND RV PORTFOLIO
Properties	455		452	446	432	426
MH & Annual RV Developed sites(14)	126,255		125,317	124,252	122,026	120,472
Occupied MH & Annual RV(14)	123,010		121,969	120,952	118,592	117,165
MH & Annual RV Occupancy %(14)	97.4%	(15)	97.3%	97.3%	97.2%	97.3%
Transient RV sites	27,032		26,295	25,043	23,728	22,360
Sites for development(16)	9,443		9,676	10,025	10,130	9,742
% Communities age restricted	32.5%		32.7%	33.2%	33.6%	34.0%

Marina Property Summary(a)

	6/30/2021	03/31/2021	12/31/2020
FLORIDA
Properties	18	16	14
Total wet slips and dry storage spaces	4,186	3,837	3,585
CONNECTICUT
Properties	11	11	11
Total wet slips and dry storage spaces	3,262	3,262	3,262
RHODE ISLAND
Properties	11	11	11
Total wet slips and dry storage spaces	3,207	2,829	2,829
MASSACHUSETTS
Properties	9	9	7
Total wet slips and dry storage spaces	2,650	2,650	2,223
NEW YORK
Properties	8	8	8
Total wet slips and dry storage spaces	2,629	2,629	2,629
MARYLAND
Properties	8	8	8
Total wet slips and dry storage spaces	2,110	2,110	2,110
OTHER STATES
Properties	49	47	47
Total wet slips and dry storage spaces	23,231	22,693	22,693
TOTAL - MARINA PORTFOLIO
Properties	114	110	106
Total wet slips and dry storage spaces	41,275	40,010	39,331
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.

2nd Quarter 2021 Supplemental Information     21          Sun Communities, Inc.

Capital Improvements, Development and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average / MH & RV Site*	Recurring Capital Expenditures Average / Marina Site*	Recurring Capital Expenditures - MH / RV(17)	Recurring Capital Expenditures - Marina(17)	Lot Modifications(18)	Acquisitions(19)	Expansion and Development(20)	Growth Projects(21)
YTD 2021	$178	$149	$21,697	$5,909	$16,945	$692,344	$90,380	$36,357
2020	$265	N/A	$31,398	$2,074	$29,789	$3,105,296	$248,146	$28,315
2019	$345	N/A	$30,382	N/A	$31,135	$930,668	$281,808	$9,638

2nd Quarter 2021 Supplemental Information     22          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,251	319	116	126	972
Michigan	241	113	29	807	124
Ontario, Canada	471	121	43	5	221
Texas	177	159	44	213	39
Arizona	60	86	15	23	132
Indiana	34	20	5	147	9
Ohio	58	15	1	59	9
California	68	11	14	4	82
Colorado	1	40	34	16	21
Connecticut	19	18	20	2	25
New York	87	24	6	1	7
New Hampshire	—	2	4	—	22
Maine	73	6	6	6	1
Other states	702	163	39	208	110
Six Months Ended June 30, 2021	3,242	1,097	376	1,617	1,774

Total For Year Ended	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2020	5,365	2,505	570	2,296	2,557
2019	4,139	2,674	571	2,868	2,231

Percentage Trends	Resident Move-outs	Resident Re-sales
2021 TTM	2.1%	8.1%
2020	3.3%	6.9%
2019	2.6%	6.6%

2nd Quarter 2021 Supplemental Information     23          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
2nd Quarter 2021 Supplemental Information     24          Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2021 average exchange rates.
(3)The MH and RV blended occupancy is derived from 119,933 developed sites, of which 117,536 were occupied. The adjusted MH and RV blended occupancy percentage for 2020 has been adjusted to reflect incremental period-over-period growth from newly rented expansion sites and the conversion of transient RV sites to annual RV sites. The adjusted MH and RV blended occupancy percentage for 2021 is derived from 118,907 developed sites, of which 117,536 were occupied. The number of developed sites excludes RV transient sites and over 1,000 recently completed but vacant MH expansion sites.
(4)The effect of certain anti-dilutive convertible securities is excluded from these items.
(5)Revenue producing site gains do not include occupied sites acquired during that year.
(6)Other expense, net was as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Foreign currency remeasurement income / (loss)	$181	$(195)	$159	$(415)
Contingent consideration expense	(72)	(84)	(143)	(166)
Long term lease termination expense	—	(273)	—	(273)
GTSC repair reserve	(144)	(269)	(525)	(939)
Non-cash lease amortization expense	(625)	—	(1,250)	—
Other expenses, net	$(660)	$(821)	$(1,759)	$(1,793)

(7)Other acquisition related costs represent the expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy. These costs also include nonrecurring integration expenses associated with a new acquisition.
(8)Line of credit and other debt includes borrowings under the Company's $2.0 billion New Credit Facility and a $12.0 million MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for the quarters ended June 30 and March 31, 2021, and 6.0 percent for the quarters ended December 31, September 30 and June 30, 2020. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(9)Same Community results net $16.8 million and $14.3 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the three months ended June 30, 2021 and 2020, respectively. Same Community results net $33.2 million and $29.1 million of utility revenue against the related utility expense in property operating and maintenance expense for the six months ended June 30, 2021 and 2020, respectively.
(10)Same Community supplies and repair expense excludes $0.5 million and $0.9 million for the three and six months ended June 30, 2020, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(11)Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(12)Calculated using actual results without rounding.
(13)MH and RV acquisitions and other is comprised of eight properties acquired and five properties that the Company has an interest in, but does not operate in 2021, 23 properties acquired in 2020, two Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, seven recently opened ground-up developments, one property undergoing redevelopment, four properties previously classified as held for sale and other miscellaneous transactions and activity.
2nd Quarter 2021 Supplemental Information     25          Sun Communities, Inc.

(14)Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(15)As of June 30, 2021, total portfolio MH occupancy was 96.7 percent inclusive of the impact of nearly 1,200 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(16)Total sites for development were comprised of approximately 77.9 percent for expansion, 19.8 percent for greenfield development and 2.3 percent for redevelopment.
(17)Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities, resorts and marinas. Recurring capital expenditures at our MH and RV properties include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at our marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.
(18)Lot modification capital expenditures are MH expenditures necessary to improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer's installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(19)Capital expenditures related to acquisitions represent the purchase price of existing operating properties (including marinas) and land parcels to develop expansions or new properties. These costs for the six months ended June 30, 2021 include $70.7 million of capital improvements identified during due diligence that are necessary to bring the communities, resorts and marinas to the Company's operating standards. For the years ended December 31, 2020 and 2019, these costs were $40.6 million and $50.7 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(20)Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at our MH communities and RV resorts.
(21)Growth projects consist of revenue generating or expense reducing activities at MH communities, RV resorts and marinas. This includes, but is not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
2nd Quarter 2021 Supplemental Information     26          Sun Communities, Inc.